UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2015 (July 10, 2015)

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8    Other Events
Item 8.01    Other Events
Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.
Fresh Hemp Foods Ltd.

On June 5, 2015, 1037270 B.C. Ltd. a British Columbia corporation and a majority owned subsidiary of the Company, and 1037269 B.C. Ltd, a British Columbia corporation and a wholly owned subsidiary of 1037270 B.C. Ltd. (together, the “Buyer”), entered into a stock purchase agreement (the “Manitoba Harvest Purchase Agreement”) with Fresh Hemp Foods Ltd. (“Manitoba Harvest”), Mike Fata, as the Stockholders’ Representative and the Signing Stockholders (as such term is defined in the Manitoba Harvest Purchase Agreement), pursuant to which Buyer agreed to acquire all of the issued and outstanding capital stock of Manitoba Harvest.

On July 10, 2015, the Buyer completed the acquisition of all the issued and outstanding capital stock of Manitoba Harvest (the “Closing”) pursuant to the Manitoba Harvest Purchase Agreement (the “Transaction”) for a purchase price of C$132.5 million. Acquisition-related costs were approximately C$1.4 million. The Company funded the Transaction through drawings under its revolving credit facility. The Company's initial ownership position in Buyer is approximately 87% on a primary basis. Mike Fata, CEO of Manitoba Harvest; Clif White Road Investments LLC, an existing shareholder; and certain other management team members invested alongside CODI and own the remaining 13%.

In connection with the Closing, the Company provided a credit facility to 1037270 B.C. Ltd. (the “Borrower”), pursuant to which a revolving loan commitment and term loans were made available to the Borrower (the “Manitoba Harvest Credit Agreement”). The initial amount outstanding under these facilities at the close of the Transaction was approximately C$30 million. The loans to the Borrower are guaranteed by the Borrower's subsidiaries, including Manitoba Harvest. The Company believes that the agreed terms of the loans are fair and reasonable given the leverage and risk profile of Manitoba Harvest and its subsidiaries.

The foregoing brief description of the Manitoba Harvest Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the full text of the Manitoba Harvest Purchase Agreement, which is incorporated herein by reference to Exhibit 99.1 to CODI’s Current Report on Form 8-K filed on June 8, 2015.

On July 13, 2015, CODI issued a press release announcing the Closing. A copy of the press release is attached as Exhibit 99.1 hereto. The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated by reference herein.

Section 9    Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

a)     Financial statements of the businesses acquired

To the extent required by this item, historical financial statements for the Transaction referenced in Item 8.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.

b)     Pro forma financial information

To the extent required by this item, pro forma financial information relating to the Transaction referenced in Item 8.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.

d)    Exhibits

The following exhibit is furnished herewith:

Exhibit	Description
99.1	Press Release of the Company dated July 13, 2015 announcing the purchase of Fresh Hemp Foods Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2015	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2015	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer